FORM 10f-3
                           THE BLACKROCK FUNDS

                     Record of Securities Purchased

                 Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock New York
	Municipal Income Trust II (BFY), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock MuniYield New York Insured Fund, Inc. (MYN), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock New York Municipal Bond Trust (BQH), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN)

2.	Issuer:  Dormitory Authority of the State of New York
	Mental Health Services Facilities Improvement Revenue
	Bonds

3.	Date of Purchase: 07/02/2008

4.	Underwriter from whom purchased:  JPMorgan

5.	Name of Affiliated Underwriter (as defined in the
	Trust's procedures) managing or participating in syndicate: Merrill Lynch

	a.	List Members of Underwriting Syndicate:
		JPMorgan, Lehman Brothers, Goldman, Sachs & Co., Merrill Lynch, Ramirez & Co., Inc., Wachovia Bank, National Association, Cain Brothers & Company, LLC, DEPFA First Albany Securities LLC, Jackson Securities, Morgan Stanley, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Stearne, Agee & Leach, Inc.

6. 	Aggregate principal amount purchased (out of total
	offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BFY) $700,000 out of $516,455,000;
	(BR-NY) $1,800,000 out of $516,455,000; (BSE)
	$1,100,000 out of $516,455,000; (MYN) $11,860,000 out
	of $516,455,000; (BR-MUNI) $2,000,000 out of
	$516,455,000; (BR-NATL) $10,500,000 out of
	$516,455,000; (MYI) $2,700,000 out of $516,455,000;
	(BQH) $350,000 out of $516,455,000; (MHN) $10,300,000
	out of $516,455,000

7.	Aggregate principal amount purchased by funds advised
	by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $41,310,000 out of $516,455,000.

8.	Purchase price (net of fees and expenses):  $100.941
	in 2033, $100.704 in 2038, $102.058 in 2028, $100.00
	in 2033.

9.	Date offering commenced (if different from Date of
	Purchase):  07/01/2008

10.	Offering price at end of first day on which any sales
	were made:

11.	Have the following conditions been satisfied:	      	Yes	No

       a.	The securities are part of an issue registered
       under the Securities Act of 1933, as amended, which
     		is being offered to the public, or are Eligible
       Municipal Securities, or are securities sold in an
       Eligible Foreign Offering or are securities sold in
       an Eligible Rule 144A Offering or part of an issue
       of government securities.				   Y _X__  N ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.				  Y _X__  N ___

	c.	The underwriting was a firm commitment
		underwriting.						  Y _X__  N __
	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.	  Y _X__  N ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).	  Y_X__  N ___

       f.	Has the affiliated underwriter confirmed
  	    that it will not receive any direct or indirect
   	   benefit as a result of BlackRock's participation
   	   in the offering?					        Y _X__  N ___

Received from:   ___ Mark Cataneo__ _
Date:       _7/15/08__